                                                                   EXHIBIT 10.28

                           FLOOD INSURANCE AGREEMENT

THIS FLOOD INSURANCE AGREEMENT("Agreement")is entered into this 6TH day of January, 1998, by and between FIRST COMMUNITY INSURANCE COMPANY, 360 Central Avenue, St. Petersburg, Florida 33701 (hereinafter referred to as "FCIC") and KEYSTONE INSURANCE COMPANY, whose principal place of business is located at 2040 Market Street, Philadelphia, Pennsylvania 19103, and its Subsidiaries, (hereinafter collectively referred to as "Keystone"), who mutually agree as follows:

I.       Duties of Keystone as Broker:

         A. Keystone shall solicit and submit applications, together with premiums due, for the Flood Insurance Policies as authorized under the National Flood Insurance Act, subject to the published authority of the Federal Emergency Management Agency/Federal Insurance Administration (FEMA/FIA).

         B. Keystone shall comply with the underwriting guidelines, bulletins, manuals, and written instructions issued by the FCIC or the Federal Emergency Management Agency/Federal Insurance Administration (FEMA/FIA) regarding the solicitation and submission of flood insurance applications.

         C. Keystone shall report all claims and claims related activity promptly to FCIC.

II.      Duties of FCIC as Insurer:

         A. FCIC shall underwrite and issue Flood Insurance Policies to all applicants whose applications are submitted under this Agreement who qualify under the National Flood Insurance Act and comply with the underwriting guidelines, bulletins, manuals and written instructions of FCIC and FEMA/FIA. FCIC shall provide customary policyholder services to all FCIC policyholders, whose policies have been written under this Agreement.

         B. FCIC shall provide Keystone with all underwriting guidelines, bulletins, manuals and written instructions necessary for Keystone to perform its duties under this Agreement in compliance with the National Flood Insurance Act and implementing regulations of FEMA and FIA.

         C. FCIC shall adjust and pay all claims made by insureds under polices solicited by Keystone under this Agreement.

         D. FCIC shall provide a direct billed renewal premium notice to each designated payor of a flood insurance policy written pursuant to this Agreement prior to the expiration date of the policy and shall provide Keystone with notice of the upcoming expiration of such policies.

III.     Marketing Program:

         A. Keystone shall implement a marketing program, to cross sell FCIC flood insurance to Keystone's Homeowner File, using the Laser Integrated Method as provided by LIM Systems International, Inc. Additional insurance product lines may be cross sold, pursuant to this paragraph, upon mutual written agreement of the parties.

         B. "Keystone's Homeowner File" shall be defined as those homeowner files where Keystone is the insurer.

         C. In order to implement the Marketing Program, Keystone shall provide FCIC with an electronic file showing the policyholder names and risk locations for renewing Keystone homeowner policyholders who have not previously been solicited or purchased flood insurance under this Agreement. Keystone shall submit such files on a quarterly basis, 120 days prior to the policy renewal date. FCIC shall designate the flood zone and community identifier, as determined by FEMA/FIA, for each policy and return the electronic file to Keystone or a third party designated by Keystone fifty (50) days prior to the policy renewal date. The format of the electronic file will be agreed upon by the parties.

IV.      Compensation:

         A.       FCIC will compensate Keystone for all acts performed under
                  Section I of this Agreement in accordance with the attached Commission Schedule "A". After this Agreement has been in effect for one (1) year, the Commission Schedule "A" may be amended by FCIC, from time to time, upon thirty (30) days written notice to Keystone. Notwithstanding, the Commission Schedule may be amended by FCIC, at any time, upon thirty (30) days written notice to Keystone, should the Fee Structure be amended or modified by FEMA/FIA or the NFIP.

         B.       FCIC will compensate Keystone for all acts performed under
                  Section III of this Agreement in accordance with the attached Commission Schedule "B". After this Agreement has been in effect for one (1) year, the Commission Schedule "B" may be amended by FCIC, from time to time, upon thirty (30) days written notice to Keystone.

         C. FCIC shall deduct from commission payments due Keystone, on business written pursuant to or as a result of Section I or
                  Section III of this Agreement, compensation on canceled policies and on reductions in premiums at the rate at which such compensation was originally paid. Notwithstanding, if no commission is due Keystone, Keystone shall refund promptly to FCIC on business heretofore or hereafter written, pursuant to or as a result of Section I or Section III of this Agreement, compensation on canceled policies and on reductions in premiums at the rate at which such compensation was originally paid.

         D. Compensation due under this Agreement is to be payable only during the continuance of this Agreement and under its terms, and while Keystone is actively producing and servicing business hereunder. Any provision of this Agreement providing for payment off compensation shall be subject to any indebtedness by Keystone to FCIC arising out of flood insurance policy premium transactions. FCIC shall have the right to withhold payments to offset any such indebtedness; provided, however, that any withholding of compensation shall be only to the extent necessary to liquidate such indebtedness.

V.       Limitation of Authority:

         A. No provisions of this Agreement shall be construed to create the relation of employer and employee between Keystone and FCIC. Keystone and FCIC shall act as independent contractors and Keystone shall be free within the prescribed underwriting guidelines of FCIC or the Federal Emergency Management Agency /Federal Insurance Administration (FEMA/FIA) in force at the time to exercise its own judgment as to whom it will solicit, and the time, place and manner, and the amount of such solicitation.

         B. Keystone has no authority to extend time of payment of premiums, or to waive or extend any obligation or condition of the Standard Flood Insurance Policy, or incur any liability on behalf of FCIC.

         C. Keystone shall not pay claims or commit FCIC to the payment of claims.

VI. Assignment: All terms and conditions of this Agreement, including attachments, addendum, schedules and guaranty or indemnification agreements shall inure to the benefit of, and be binding upon, the parties hereto, their successors, heirs, administrators and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party.

VII.     Warranties and Convents:

         A. Keystone hereby warrants and covenants that it will comply with all applicable state and federal statutes, rules and regulations governing the solicitation and sale of flood insurance under the National Flood insurance Act in the state(s) of performance under this Agreement and shall continue to comply with same so long as the Agreement shall remain in effect. Further, Keystone specifically warrants and covenants that any employee or agent acting on its behalf, when producing business for FCIC pursuant to this Agreement, shall comply with all of the applicable provisions of this Agreement, including, but not limited to Section I of this Agreement.

         B. FCIC hereby warrants and covenants that it will comply with all applicable state and federal statutes, rules and regulations governing the business of insurance in the state(s) of performance under this Agreement, including but not limited to the National Flood Insurance Act and regulations of FEMA/FIA, and shall continue to comply with same so long as the Agreement shall remain in effect.

         C. FCIC represents and warrants that the advent of the year 2000 shall not adversely affect the performance of its duties under this Agreement with respect to date and date dependent data and, more specifically, that all software used in the performance of such duties shall be capable of (i) date recognition and date calculations, comparison and sequencing,
                  (ii) manipulating date and date related data with dates prior to, through and after January 1, 2000, (iii) transitioning correctly into the year 2000 with the correct system date without human intervention, including leap year calculations and (iv) providing correct results when moving forward or backward in time across the year 2000.

VIII.    Proprietary and Confidential Information:

         A. FCIC expressly acknowledges that certain information of Keystone, including but not limited to the names, addresses and policy information of its insureds, its business practices and strategies and its contracts with third parties (hereinafter "Proprietary and Confidential Information"), is proprietary and confidential information of Keystone that FCIC shall safeguard as it would FCIC's own such information. FCIC shall use the Proprietary and Confidential Information of Keystone solely to perform it duties under this Agreement and shall disclose such information to third parties only upon written authorization of Keystone. The term "Proprietary and Confidential Information" does not include information which is or becomes generally available to the public other than as a result of a disclosure by FCIC. The provisions of this Section shall survive the termination of this Agreement.

         B. During the term of this Agreement and for a period of two (2) years following its termination, FCIC shall not solicit Keystone insureds for any insurance product other than Flood Insurance Policies under the National Flood Insurance Act without the express written authorization of Keystone. Notwithstanding the foregoing, it is understood and agreed that in the ordinary course of business of marketing its products to the general public, FCIC, its agents, affiliates or subsidiaries are likely to encounter certain Keystone insureds without emphasizing, targeting, or focusing upon them as such. This section is not intended to prohibit the above contacts or business resulting from the above contacts so long as they neither result from nor are the product of activity otherwise prohibited by this section. This provisions of this section shall survive the termination of this Agreement for the period stated above.


IX.      Termination:

         A. This Agreement shall be for a period of three (3) years, commencing upon the execution of this Agreement, provided, however, that this Agreement shall automatically be renewed for successive one (1) year terms thereafter, unless either party gives the other written notice to terminate the Agreement at the expiration of any term, which notice must be given at least sixty (60) days prior to the expiration of said term.

         B. Notwithstanding the foregoing, this Agreement may be terminated by either party upon giving to the other a written notice at least 90 days prior to the effective date of such termination; provided, however, either party may terminate this Agreement immediately without notice if the other party is guilty of any material violation of the terms hereof, and has not cured such material violation within thirty (30) days of written notice thereof. Keystone shall be liable for all costs incurred by FCIC to collect outstanding balances together with interest thereon in accordance with Paragraph hereof.

         C. In the event of termination of this Agreement, Keystone shall promptly account for all premiums and transactions covered by this Agreement, whereupon the ownership of the flood insurance business produced under this Agreement shall be left in the possession of Keystone. In the event Keystone shall fail to render such an accounting within 90 days of the termination hereof, any and all flood insurance business produced under this Agreement shall become the property of FCIC.

X. Enforcement of Obligations: If FCIC refers this Agreement to any attorney for the enforcement or collection of the obligations of Keystone, Keystone agrees to pay to FCIC all costs of such enforcement or collection including any of FCIC's reasonable attorneys' fees prior to trial, at the trial court level, in connection with any appeal, and in connection with any Bankruptcy proceedings, which attorney's fees may be assessed and recovered in any proceeding brought hereunder. If Keystone fails to pay funds due FCIC as herein provided, including but not limited to return premiums, Keystone shall pay to FCIC in addition to all sums otherwise due, interest which shall accrue at 1.5% per month on such delinquency from the date as provided herein. Failure or forbearance to exercise any of its rights and privileges hereunder shall not constitute the forfeiture or waiver of such rights and privileges on the part of FCIC.

XI. Indemnification: Keystone shall indemnify and save FCIC harmless from any and all costs, claims or demands (including FCIC's reasonable attorneys' fees whether incurred prior to the commencement of formal legal action, or at the trial, at the Appellate Court level or in Bankruptcy Court), resulting from any unauthorized acts, any error or omission, or any breach of any of the provisions in this Agreement by Keystone, its officers, directors, employees and agents (and specifically any agent writing business pursuant to this Agreement). FCIC shall hold Keystone harmless for any judgment for damages rendered against Keystone as a result of any court action by a Policyholder or applicant arising out of a direct error or omission on the part of FCIC. FCIC shall not hold harmless or indemnify Keystone, or its directors, officers, employee or agents, for their own error and omissions.

XII. Attorney's Fees: IF FCIC or Keystone bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and cost (including legal expenses for any appeals taken) and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred. Further, it is understood and agreed that should Keystone institute any Court action against FCIC, that the Court action shall be brought in a court of competent jurisdiction in Pinellas County, Florida and this Agreement shall be construed in accordance with the laws of the State of Florida. Likewise, it is understood and agreed that should FCIC institute any Court action against Keystone, that this action shall be brought in a court of competent jurisdiction in Philadelphia County, Pennsylvania and the Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

XIII.    General Agreements:

         A. It is mutually agreed that if either parry deviates from the provisions of the Agreement, whether or not such deviation is protested by the other party or parties, such deviation shall not be held to have changed this Agreement, or the rights of the parties hereunder in any respect. No change in or modification to this Agreement, excluding specifically any change or modification to the attached Commission Schedule(s), shall be valid and binding unless reduced to writing and executed by both parties. The attached Commission Schedules may be amended as provided within this Agreement.

         B. Applications, advertising material and other material furnished by FCIC are the property of FCIC and will be returned to FCIC upon termination of the Agreement. All data, logos and other materials furnished to FCIC by Keystone are the property of Keystone and will be returned to Keystone upon termination of this Agreement. Further, Keystone shall review and approve, at origination, FCIC's use of the Keystone, AAA Mid-Atlantic logo.

         C. Keystone shall allow FCIC to audit all books and records relating to insurance written pursuant to this Agreement.

         D. All accounting, information system, agency licensing and cash flow functions shall be handled by FCIC and Keystone in accordance with standard insurance business practices and applicable federal and state statutes and regulations.

XIV. Notices: Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein, shall be given in writing by certified mail, by hand delivery, by express overnight courier or by facsimile transmission. All notices sent by certified mail shall be deemed delivered on the second regular business day after the post mark. All notices sent by express overnight courier shall be deemed delivered on the day after pickup by the courier. All notices sent by hand delivery or facsimile transmission shall be deemed delivered on the day of hand delivery or facsimile transmission unless delivered or transmitted after 5 p.m., whereupon, delivery shall be deemed effective on the next regular business day. All notices shall be addressed as follows:

                             COMMISSION SCHEDULE "A"

FCIC shall compensate Keystone for all acts performed and all flood insurance business produced pursuant to Section I of the Agreement in the amount of 18% on the annual written premium per policy issued by FCIC. This Commission Schedule may be amended, at any time, by FCIC upon thirty (30) days written notice to Keystone in accordance with the Agreement. Commission shall be paid monthly on the 15th day of the month following receipt of the corresponding premium by FCIC.

                            COMMISSION SCHEDULE "B"

FCIC shall compensate Keystone for all acts performed and all flood insurance business produced pursuant to Section III of the Agreement in the amount of 10% on the annual written premium per policy issued by FCIC. This Commission Schedule may be amended, at any time, by FCIC upon thirty (30) days written notice to Keystone in accordance with the Agreement. Commission shall be paid monthly on the 15th day of the month following receipt of the corresponding premium by FCIC.

        As to Keystone:   Keystone Insurance Company
                          2040 Market Street
                                            -----------------------
                          Philadelphia, Pennsylvania 19103
                                                          ---------
        Attention:        Robert Iwanczuk
                                         --------------------------
        Fax No.:          (215) 568-1153
                                         --------------------------

        As to FCIC:       First Community Insurance Company
                          360 Central
                                     ------------------------------
                          St. Petersburg, FL 33701
                                                  -----------------
        Attention:        Kathleen M. Batson
                                             ----------------------
        Fax No.:          (813) 823-6518
                                        ---------------------------


This Agreement constitutes the full agreement, oral, or written, between FCIC, and Keystone, but shall be subject to such changes as may be provided in writing from time to time.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

                                       KEYSTONE INSURANCE COMPANY:

Signed this 16 day of January, 1998    By /s/ Terrance R. Powers
                                          ---------------------------

                                       Title Executive Vice President
                                             ------------------------

                                       Broker No.
                                                 --------------------

Signed this 6 day of January, 1998     FIRST COMMUNITY INSURANCE COMPANY

                                       By /s/ Kathleen M. Batson
                                          ------------------------------

                                       Title Senior Vice President
                                             ---------------------------